PROMISSORY NOTE

(Revolving Line of Credit)

$4,000,000.00	Jacksonville, Florida
October 23, 2017

FOR VALUE RECEIVED, the undersigned, SHEPHERD’S FINANCE, LLC, a Delaware limited liability company, having an address at 12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223 (the “Borrower”), does hereby promise to pay to the order of PAUL SWANSON (the “Lender”), at Lender’s address of 128 Sota Drive, Jupiter, Florida 33458, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (the “Loan”), or such lesser amount as may be advanced by the Lender pursuant to that certain line of credit agreement dated of even date herewith by and between the Borrower and the Lender (the “Loan Agreement”), together with interest on the unpaid principal balances outstanding from time to time computed on the basis of a year of 360 days, payable for the actual number of days in the payment period. The Lender’s commitment to make Loan Advances on this Note shall expire 30 days prior to the Expiration Date (as defined in the Loan Agreement), unless renewed and extended as set forth in the Loan Agreement. Capitalized terms used herein and not defined shall have the definitions set forth in the Loan Agreement.

1. Payments.

(a) Interest will be due in arrears on a monthly basis, based upon the amount of principal outstanding under the Loan, commencing on the 1st day of the month following the first Loan Advance.

(b) Loan Advances secured by a Collateral Loan (as defined in the Loan Agreement) shall be repaid unless Borrower supplies a Borrowing Base Certificate showing that no payment is required to remain in compliance: (i) in full within 5 business days of a Collateral Property Disposition (as defined in the Loan Agreement), (ii) within 5 business days of receiving a principal reduction payment on a Collateral Loan securing the Loan in the amount equal to 67% of the amount of such principal reduction payment, or (iii) in full within one year after the Collateral Loan is made by the Borrower.

(c) If not sooner paid, the principal outstanding, all unpaid accrued interest and all other sums and costs incurred by the Lender pursuant to this Note and the Loan Agreement, shall be due and payable on the Expiration Date, without notice, presentment or demand.

2. Prepayment. Borrower may prepay this Note in full or in part at any time without premium or penalty. Prepayments of the Loan may be reborrowed.

3. Interest Rate. The principal amounts outstanding on the Loan will bear interest at a fixed annual rate equal to NINE PERCENT (9%).

4. Evidence and Collateral. This Note evidences the Loan Advances made in accordance with the terms and conditions of this Note and the Loan Agreement, and payment of this Note is secured by the Collateral Assignment of Notes and Documents. This Note and the other instruments, documents and agreements securing, evidencing or otherwise pertaining to the Loan are herein collectively referred to as the “Loan Documents”.

5. Remedies. In the event default shall be made in the payment of any installment of principal or interest as and when due on this Note, or any part thereof, and such default shall continue unremedied for a period of 10 days, or if an Event of Default as defined in the Loan Agreement or Loan Documents shall have occurred and is continuing or there shall be a breach of or a default in the performance of any of the terms, conditions, warranties, covenants and agreements of any of the other Loan Documents, then, upon the expiration of any applicable grace period, the entire unpaid principal balance hereof, together with all accrued interest hereon, shall, at the option of the holder hereof, without notice, immediately become due and payable for all purposes, and the holder may exercise the rights and remedies provided for in the Loan Documents and under applicable law.

2

6. Applicable Law. This Note shall be governed and the rights and obligations of the parties thereto shall be construed under the laws of the State of Florida.

7. Waivers. Each party to this Note, whether as principal, endorser, guarantor, surety or otherwise, jointly and severally, waives presentment, demand, protest and notice of dishonor and agrees that extension or extensions of time of payment of this Note or any installment thereof may be made before, at or after maturity by agreement with any one or more of the parties hereto without notice to and without releasing the liability of any other party.

       BORROWER:

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Its:	Chief Executive Officer

3